Exhibit 99.1

The Wilber Corporation Announces Dividend

FOR IMMEDIATE RELEASE

DATE:    January 24, 2005

FROM:    Alfred S. Whittet, President and CEO

PHONE:    607-433-4148

        Oneonta, New York, January 24, 2005 – The Board of Directors of The Wilber Corporation, parent company of Wilber National Bank, declared a quarterly dividend of $0.095 per share at its January 21, 2005 meeting. The dividend will be paid on February 18, 2005 to stockholders of record on February 4, 2005. This compares to $0.095 per share for the same period in 2004.

        The Wilber Corporation is a single bank holding company headquartered in Oneonta, New York, serving the financial needs of the communities of the Western Catskills and Eastern Southern Tier of New York. The Wilber Corporation is the parent company of Wilber National Bank, a national bank chartered in 1874 with 19 branch offices located in Otsego, Delaware, Schoharie, Ulster, Chenango and Broome Counties and a loan production office located in Kingston, New York. The Company’s common stock trades under the symbol GIW on the American Stock Exchange.

Note: This press release may contain certain statements which are not historical facts or which concern the Company’s future operations or economic performance and which are considered forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that all forward-looking statements involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors, such as changing economic and competitive conditions and other risks and uncertainties. In addition, any statements in this news release regarding historical stock price performance are not indicative of or guarantees of future price performance.

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